UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2008

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28. 2008, the Board of Directors of Lionbridge Technologies, Inc. (the "Company") approved an amendment to the Company’s Amended and Restated By-laws, which amendment became effective immediately. The amendment (i) eliminates the notice as a means to properly bring business before an annual meeting of stockholders, (ii) further clarifies that the advance notice by-law provisions apply to all stockholder proposals and nominations and (iii) requires stockholders who provide advance notice of proposals or nominations to disclose additional information as part of such notice, including information as to whether the stockholder has entered into any hedging, derivative or other transactions with respect to the Company’s securities. The By-laws were amended and restated in their entirety and are attached hereto as Exhibit 3.1.
The description of the changes to the Amended and Restated By-laws are qualified in their entirety by reference to the amended and restated By-Laws filed as Exhibit 3.1 to this Form 8-K, which are incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

October 31, 2008	By:	Margaret A. Shukur

Name: Margaret A. Shukur
Title: VP, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Lionbridge Technologies, Inc.